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                                                                    EXHIBIT 99.3

                              TERMINATION AGREEMENT

         This Termination Agreement (the "Agreement"), is entered into and effective this 1st day of February, 1996, by and between the Table Mountain Rancheria, P. O. Box 410, Friant, California 93626, a federally recognized Indian Tribe (hereafter "Table Mountain" or the "Band") and American Casino Enterprises, Inc., 6243 Industrial Road, Las Vegas, Nevada 89118, a Nevada corporation (hereafter "ACES").

                                RECITALS

         WHEREAS, the Band is a federally recognized Indian Tribe possessing sovereign powers over the Table Mountain Rancheria in Fresno County, California;

         WHEREAS, the Band desires to expedite the development of the economy of the Table Mountain Rancheria in order to improve tribal self-government and economic self-sufficiency, to enable the Band better to serve the social, economic, educational and health needs of its members and to provide its members with opportunities to improve their own economic circumstances without having to work outside of the Rancheria community;

         WHEREAS, the Band has established and is now operating and managing a Tribal Gaming Enterprise as the best feasible means by which to accomplish the Band's objectives as described in the preceding paragraph (hereafter the "Enterprise");

         WHEREAS,  in furtherance of the above goals, the Band and ACES


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entered into a Management Consultant Contract dated March 27, 1993, for the term of seven (7) years and under which ACES would receive a fee equal to thirty-five percent (35%) of the net revenue of the Enterprise, in the form attached hereto as Exhibit "A" (the "Management Consultant Contract");

         WHEREAS, pursuant to the Management Consultant Contract, ACES provided the Band the technical assistance, advice, training and consulting services required by the Band, while respecting the sovereign rights and authority of the Band;

         WHEREAS, the Band and ACES have now mutually agreed to terminate and extinguish their mutual rights, duties, and obligations as described and found in the Management Consultant Contract, and have agreed simultaneously to enter into a Consulting Agreement, substantially in the form attached hereto as Exhibit "B".

                                AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. TERMINATION OF CURRENT MANAGEMENT CONSULTING AGREEMENT. The Band and ACES hereby, and pursuant to the terms of this Agreement, terminate and extinguish the Management Consultant Contract, and the rights, duties, and obligations of each as described and found in that contract.

         2.      WAIVER AND RELEASE.  By and through this Agreement, the


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Band and ACES hereby waive, release and forever discharge each other from any and all claims, actions, causes of action and/or liabilities arising under, or in connection with, the Management Consultant Contract, as described more fully in paragraph six (6) hereto.

         3.      TERMINATION PAYMENT.

                 A. In consideration of the termination and extinguishment of the rights, duties, and obligations found in the Management Consultant Contract and ACES' agreement to forego the benefits to which it would be entitled under the Management Consulting Contract, the Band hereby agrees to pay to ACES an amount not to exceed Sixteen Million Eight Hundred Thousand Dollars ($16,800,000.00). This sum shall be paid in installments of Three Hundred Fifty Thousand Dollars ($350,000.00) per month, without interest, over the forty eight
(48) months following the execution of this Agreement; provided, however, that no such payment shall be required of Tribe for any month in which the Net Revenue of the Enterprise does not equal or exceed One Million Dollars ($1,000,000.00); and provided further that the term of this Agreement shall be extended by one month for each month that the Tribe is not obligated to make the termination payment under the foregoing proviso up to a maximum of twelve (12) additional months. In no event, however, shall Tribe be obligated to make payments under this Agreement that total more than Sixteen Million Eight Hundred Thousand Dollars ($16,800,000.00) and under any


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circumstances, this Agreement shall expire and the Tribe's obligation to make termination payments under this Agreement shall cease, at the end of the sixtieth (60th) month following the execution of this Agreement.

                 B. The Band and ACES hereby expressly acknowledge that the above payment represents a fair and reasonable Termination Payment by the Band taking into account the continuing value to the Band of the services that had been and were to be rendered by ACES under the Management Consulting Agreement; the exclusive nature of the services that have been rendered by ACES to the Band; and the revenues that would have been earned by ACES under the Management Consulting Agreement.

         4. CONTEMPORANEOUS EXECUTION OF CONSULTING AGREEMENT. Contemporaneous with the execution of this Agreement, and as a material element of the consideration herein, the Band and ACES agree to enter into, execute and be bound by the Consulting Agreement, dated and effective as of February 1, 1996, substantially in the form attached hereto as Exhibit "B".

                         REPRESENTATIONS AND WARRANTIES

         5. AUTHORITY. Both the Band and ACES hereby represent and warrant that they have full power and authority to execute and deliver this Agreement and to perform the obligations herein, and


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that the execution and delivery of this Agreement, and the performance of the obligations herein, have been duly authorized and approved by all necessary entities or officials, including the ACES' Board of Directors, and the Band's Tribal Council.

         6. EXTENT OF WAIVER AND RELEASE. Consistent with the "Waiver and Release" section of this Agreement in paragraph two (2) hereto, the Band and ACES hereby acknowledge that each releases and forever discharges the other, and their officials, shareholders, officers, directors, agents, employees, successors and assigns, from any and all obligations and defaults, acts, actions, causes of action, suits, proceedings, disputes, rights, claims and demands, at law or in equity (whether real or contingent, known or unknown), that each has ever had, now has or may hereafter have, arising from or related to the Management Consultant Contract or the actions or omissions of any of its officials, officers, directors, agents, employees, successors and assigns which are related, whether directly or indirectly, to that contract, whether such actions or omissions were willful, wanton, intentional, negligent or otherwise.

         7. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver all other instruments and take all other actions that the other party hereto may reasonably request from time to time to effectuate the transactions provided for herein.


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         8. NOTICES. Any notice required to be given pursuant to this Agreement shall be delivered by Express Mail or overnight courier service, addressed as follows:

         to the Band:

         Vern Castro, Chairman
         Table Mountain Rancheria
         P.O. Box 410
         Friant, CA 93626

         and to Consultant at:

         Ronald J. Tassinari, President
         American Casino Enterprises, Inc.
         6243 Industrial Road
         Las Vegas, NV 89118

         or to their designees.

         9. WAIVER OF SOVEREIGN IMMUNITY. The Band waives its sovereign immunity from suit solely for purposes of enforcement of the terms of this Agreement. This waiver is a limited waiver of immunity, and any damages which may arise as a result of the Band's or its officially recognized representatives' action shall be limited exclusively to the Band's interest in revenues derived from the operation of the Enterprise. This limited waiver of sovereign immunity is granted solely for purposes of implementing this Agreement and shall be regarded as a limited waiver of sovereign immunity in any subsequent court proceeding commenced for purposes of enforcing the terms of this Agreement. Nothing contained in this limited waiver shall be construed to confer any benefit, tangible or intangible, on any person or entity not a party to this


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Agreement or as a waiver with respect to any such third person or entity.

         10. NO LEASE OR POSSESSORY INTEREST. The parties to this Agreement agree and expressly warrant that this Agreement is not a lease and does not convey any present interest whatever in the building or property on which the Band's Enterprise is located, or any proprietary or possessory interest in the Enterprise itself. The Band maintains the sole proprietary and possessory interest in the Enterprise. Moreover, the parties to this Agreement further warrant and understand that this Agreement does not relate to the management of the Enterprise; does not grant to Consultant the exclusive right to operate the Enterprise; does not prohibit the Tribe from encumbering its lands; and that the Agreement is not "relative to Indian lands" within the meaning of 25 U.S.C. Section 81.

         11.     CONFLICT OF INTEREST PROHIBITIONS.

                 A. The parties represent that no payments have been made and agree that no payment will be made to any elected member of the Band's tribal government or relative of any elected member of the Band's tribal government for the purpose of obtaining or maintaining this Agreement or any other privilege for ACES. For purposes of this paragraph, "relative" means an individual who is related to and lives in the immediate household of an elected member of the Band's tribal government.


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                 B. No party in interest in ACES is an elected member of the government of the Band, or a relative of said member as defined by the Secretary of the Interior.

         12. MODIFICATION. This Agreement may be modified only with the formal written agreement of both parties.

         13. SEVERABILITY. In the event any provision of this Agreement is for any reason held to be illegal or unenforceable, such provision will be severed or otherwise modified as may best preserve the intention of the parties hereto, and the Agreement as so modified will remain in full force and effect.

         14. RECITALS INCORPORATED. The recitals set forth above are a material part of this Agreement, and are incorporated herein as if fully set forth here.

         15. GOVERNING LAW. This Agreement shall be governed by the laws of the United States.

         16. ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties with respect to the subject matter of this Agreement and it is expressly understood that there are no oral, written or collateral agreements between the parties or other parties with a financial interest in the subject matter of this Agreement.


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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the day and year first above written.

TABLE MOUNTAIN RANCHERIA          AMERICAN CASINO ENTERPRISES,
                                  INC.

/s/ Vern Castro                   /s/ Ron Tassinari
--------------------------        --------------------------
By Vern Castro                    By Ron Tassinari
Its Chairman                      Its President


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